UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022

mPHASE TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

New Jersey	000-30202	22-2287503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Wootton Parkway, #1040

Rockville, MD 20852

(Address of principal executive offices, including zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, mPhase Technologies, Inc. (“the Company”) entered into a Securities Purchase Agreement with an accredited investor, AJB Capital Investments, LLC (“AJB”) on June 22, 2022 (“Original SPA”) pursuant to which the Company issued a promissory note in an original principal amount of $1,200,000 (“Original Note”), for which reference is made to a Forms 8-K/A filed with the Securities Exchange Commission on June 30, 2022 and July 5, 2022, respectively.

On August 22, 2022, the Company agreed to an amendment and waiver agreement with respect to the Original SPA and the Original Note (the “Amendment and Waiver”) with AJB. The Amendment and Waiver modified and amended certain terms and conditions set forth in the Original SPA and the Original Note. Pursuant to the Amendment and Waiver, AJB waived any events of default resulting from the Company’s failure to timely make filings with the Security Exchange Commission for the quarter ending March 31, 2022. The Amendment and Waiver further amended the Original Note to provide that the Company shall have thirty (30) days from the date of any further failure or breach resulting in an event of default to cure such event of default. In consideration for entering into the Amended and Waiver, the Company and AJB agreed to amend Section 4(o) of the Original SPA to adjust the strike price of the incentive fee shares from $0.20 to $0.10.

On August 22, 2022, the Company and AJB entered into an additional securities purchase agreement (the “August SPA”), Pursuant to the August SPA, AJB bought a 10% promissory note with an aggregate principal amount of $300,000 (the “August Note”) and warrants (the “August Warrants”) to purchase up to 250,000 shares of Common Stock for proceeds of $270,000 (the “Purchase Price”). The Company further issued 2,250,000 additional incentive fee shares (the “August Incentive Shares”) as additional consideration for the purchase of the August Note. Pursuant to the August SPA, the Company is obligated to file with the Securities and Exchange Commission, within 90 days of the date of closing of the August SPA, a registration statement covering the resale of the August Incentive Fee Shares and the shares underlying the August Note and the August Warrants.

The August Note matures on February 22, 2023, bears interest at the rate of 10% per annum and beginning 180 days after the issuance of the Note and only upon the occurrence of an Event of Default (as defined in the August Note), AJB may convert amounts owing under the August Note into shares of Common Stock. The Company has the right to prepay all or any portion of the outstanding balance of the August Note. The August Note provides that the Company has 90 days to cure any events of default resulting from the Company’s failure to timely make filings with the Security Exchange Commission for the quarter ending March 31, 2022 and a further 30 days to cure any events of default for any other filings failures.

In connection with the August SPA and August Note, the Security Agreement, entered into in connection with the Original SPA, was amended to also secure the obligations of the Company under the August SPA and August Note.

The August SPA contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Original SPA, Amended SPA, the Notes and any other agreements between parties, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the agreements and Notes, the forms of which are attached as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Securities and Purchase Agreement, dated as August 22, 2022 by and between mPhase Technologies, Inc. and AJB Capital Investments, LLC
4.2	Promissory Note, dated August 22, 2022 by and between mPhase Technologies, Inc, and AJB Capital Investments, LLC
4.3	Common Stock Purchase Warrant Agreement by and between mPhase Technologies, Inc, and AJB Capital Investments, LLC
4.4	One-Time Waiver/Amendment by and between mPhase Technologies, Inc, and AJB Capital Investments, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

mPhase Technologies, Inc.

Date: August 26, 2022	By:	/s/ Chester White
	Name:	Chester White
	Title:	Director